AMENDMENT

TO THE $275000 PROMISSORY NOTE DATED May 7, 2012

The parties agree that the $275,000 Promissory Note by and between Nyxio Technologies Corp. and JMJ Financial is hereby amended and supplemented as follows:

Borrower agrees to pay to Lender a Closing Fee equal to 3% of the amount of each payment of Consideration by the Lender under the Note and a Due Diligence Fee also equal to 5% of the amount of each payment of Consideration by the Lender under the Note (combined, the Closing Fee and the One Diligence Fee equal 8% of the amount of each payment of Consideration by the Lender under the Note). The Closing Fee and the Due Diligence Fee shall each be added to the Principal Sum of the Note as of the date of the payment of Consideration by the Lender and shall be included in the Principal Sum for all purposes under the Note, including, without limitation, when calculating the amount of the Interest charge.

ALL OTHER TERMS AND CONDITIONS OF THE $275,000 PROMISSORY NOTE REMAIN IN FULL FORCE AND EFFECT.

Please indicate acceptance and approval of this amendment dated April 24, 2013 by signing below:

/s/ Giorgio Johnson	/s/ JMJ Financial
Giorgio Johnson	JMJ Financial
Nyxio Technologies	Its Principal
Chief Executive Officer